AVAX TECHNOLOGIES, INC.                                            EXHIBIT 11.1
COMPUTATION OF EARNINGS (LOSS) PER SHARE 10K


  MONTH OF                                             MONTHS O/S         YEAR             YEAR
ISSUANCE FOR                         NUMBER OF         EACH GIVEN        ENDED            ENDED
F/S PURPOSES                           SHARES             YEAR         12/31/99          12/31/00
------------                           ------             ----         ---------         --------

January '90                            582,500                           582,500          582,500


August '91                             230,000                           230,000          230,000


June '92                               287,098                           287,098          287,098


July '93                                 7,358
November '93                             1,359
                                     ---------
                                         8,717                             8,717            8,717
                                     ---------


July '94                                 3,750                             3,750            3,750


April '95                             (111,330)
May '95                               (196,618)
September '95                          402,490
November '95                         1,374,728
                                     ---------
                                     1,469,270                         1,469,270        1,469,270
                                     ---------


March '96                              (77,901)
May & June '96                         321,875
May & June '96                         129,099
June '96                                 9,875
July '96                               146,875
                                     ---------
                                       529,823                           529,823          529,823
                                     ---------


June '97                               407,093
July, August & Sept '97                661,901
Oct, Nov & Dec '97                     402,153
                                     ---------
                                     1,471,147                         1,471,147        1,471,147
                                     ---------


Jan, Feb & March '98                   285,832                           285,832          285,832
April, May & June '98                  353,236                           353,236          353,236
July, Aug & Sept                     4,319,243                         4,319,243        4,319,243
Oct., Nov. & Dec '98                   466,503                           466,503          466,503
                                     ---------
                                     5,424,814
                                     ---------


Jan, Feb & March '99                   305,570             10.5          267,374          305,570
April, May & June '99                  442,897              7.5          276,810          442,897
July, Aug & Sept '99                   165,648              4.5           62,118          165,648
Oct., Nov. & Dec '99                   119,056              1.5           14,882          119,056
Sept '99 Warrant Exercise Shares        37,500              4.5           14,063           37,500
                                     ---------
                                     1,070,671
                                     ---------


Jan, Feb & March '00                 4,438,439             10.5               -         3,883,634
April, May & June '00                    6,068              7.5               -             3,793
July, August & September '00         1,019,324              4.5               -           382,247


                                                                      ---------------------------

Weighted Average Shares                                               10,642,366       15,347,464
                                                                      ===========================


Net Income (Loss) Attributable to Common Stockholders                 (7,867,563)     (16,276,749)
Net Income (Loss) Per Share                                                (0.74)           (1.06)
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